EXHIBIT 99.1

FOR RELEASE July 24, 2012

SOURCE: Uni-Pixel, Inc.

UniPixel Achieves Production Qualification for Diamond Guard Hard Coat Film with Carestream

UniPixel Begins First Shipments of Diamond Guard from Production Line for Use in Mobile and Display Applications

THE WOODLANDS, Texas — July 24, 2012 — UniPixel, Inc. (NASDAQ: UNXL), a provider of Performance Engineered Films to the touch screen, flexible printed electronics, lighting and display markets, has completed the production-level qualification of its Diamond Guard™ Hard Coat film with its manufacturing and distribution partner, Carestream Tollcoating.

With Carestream, UniPixel has established the capacity to support large-scale volume production of more than 100 million square feet per year of Diamond Guard as either a cover glass replacement or protective cover film. UniPixel has now been able to fulfill a number of purchase orders for pilot production rolls submitted by major electronic OEMs, ODMs and film converters that are advancing product designs which take advantage of the unique characteristics of Diamond Guard.

Diamond Guard was designed to offer superior performance as a low cost substitute for glass, including Gorilla® Glass. Diamond Guard is super hard—rated 6H or higher—making it shatterproof and highly resistant to scratching. However, it is also very thin, light and flexible, with a glass-equivalent gloss finish. Diamond Guard is less labor-intensive to utilize than glass, and unlike glass, it is available in large rolls that can be die-cut or laser-cut to size. The large roll format can also save manufacturing costs in that it allows direct printing of roll-to-roll graphics (bezels, logos, multi-color borders, etc.) for consumer electronics aesthetics, and unlike glass, it does not require special surface treatment for inks to adhere.

These characteristics make Diamond Guard ideal for a wide range of applications, but especially as a cover glass replacement or protective cover film for any electronic display, from small mobile devices to large screen televisions. A video of a Diamond Guard hammer test is available here.

“We believe Diamond Guard outperforms other cover glass and protective cover films on the market today, and this large-volume certification allows us to begin widespread commercialization,” noted UniPixel CEO Reed Killion. “Carestream is not only our manufacturing partner they are also the global master distributor for Diamond Guard. So, we plan to fully leverage Carestream’s strong manufacturing and distribution platform to address the increasing interest in our protective cover films.”

Carestream Tollcoating is a premium provider of high-precision contract coating services and optical grade PET film, specializing in the application of aqueous and solvent coatings on flexible substrates for imaging, printed electronics, display, electronic component, nanotechnology, battery, and a variety of other flexible advanced material markets. Carestream’s global logistics network, with supply chain management and distribution capabilities in 56 countries, offers worldwide end-to-end service from high precision coating through post-manufacturing.

UniPixel has received interest from OEMs and ODMs to combine Diamond Guard with its UniBoss™ touch sensor to produce a thinner, more cost effective touch screen display. UniPixel’s functional prototypes have demonstrated that laminating Diamond Guard with UniBoss eliminates the need for protective cover glass or sensor glass. As a combined solution, this offers better than one-fifth the thickness of current touch screen displays on the market and at a highly competitive cost. So, the company anticipates UniBoss could be a significant growth driver for Diamond Guard in 2013.

UniPixel also recently announced plans to release a UniBoss product with ultra-thin conductive elements on film surfaces that are printed in a range of grid patterns and sizes. These varying grid patterns can be laminated together to create resistive touch as well as a pro-cap touch sensors that utilize the existing modular supply chain. The stand-alone grid can also be used for electromagnetic interference shielding. Along with the performance benefits of being flexible and more conductive than ITO, variable grid patterns enable a wider variety of applications in the flexible electronic film market, including very large format applications and multi-gesture touchpads.

About Diamond Guard
The Diamond Guard™ line of protective cover films includes FPR (finger print resistant), AG (anti-glare), and DGU (Diamond Guard Ultra) Hard Coat versions. The newly introduced Diamond Guard Hard Coat material was designed as the hardest coating available on a flexible film, which can be rated up to 9H.

These premium-grade protective cover films offer exceptional performance characteristics in terms of visual aesthetics, scratch resistance and bubble-free installation. They address a range of consumer markets and applications, from mobile and medical device protective covers to retail signage and the automotive aftermarket. Diamond Guard can be provided as a raw coating material or as a resin for use in customer coating processes.

About Carestream Tollcoating
Carestream Tollcoating, a division of Carestream Health, Inc., is a premium contract coating services provider specializing in the application of aqueous and solvent coatings on flexible substrates for display component, battery component, membrane, medical devices, nanotechnology, imaging products and other flexible advanced materials. Its professional staff of engineers builds on more than 100 years of coating leadership to deliver a wealth of knowledge and problem-solving expertise in precision coating applications, fluid design and preparation, and converting and packaging. A choice of 35 different coating methods, extensive pilot coating assets and fluid design expertise make Carestream Tollcoating an ideal partner for product development and rapid scale-up of products.

Carestream Tollcoating’s heritage of leadership in film-based technologies originated in Carestream Health’s medical imaging business. The company’s ability to exceed exacting healthcare standards sets it apart in the printed electronics market, and it has pioneered many innovative products that remain the gold standard today.

Carestream snapshot:
•	7,000 employees worldwide
•	1,150 field engineers and 250 customer support agents
•	Sales, service and support in more than 150 countries
•	Distribution Centers in Asia, Europe and the Americas
•	Technology & Innovation Centers in Shanghai, China; Genoa, Italy; Rochester, New York and Raanana, Israel
•	Customer Training Centers in Asia, Europe and the U.S.

For additional information, please visit www.tollcoating.com or www.carestream.com.

About UniPixel
Headquartered in The Woodlands, Texas, UniPixel, Inc. (NASDAQ:UNXL) delivers Performance Engineered Films to the Lighting, Display and Flexible Electronics markets. UniPixel's high-volume roll-to-roll or continuous flow manufacturing process offers high-fidelity replication of advanced micro-optic structures and surface characteristics over large areas. A key focus for UniPixel is developing electronic conductive films for use in electronic sensors for consumer and industrial applications. The company's newly developed UniBoss™ roll-to-roll electronics manufacturing process prints conductive elements on thin film with trace widths down to ~ 5um. The company is marketing its films for touch panel sensor, cover glass replacement, protective cover film, antenna and custom circuitry applications under the UniPixel label, and potentially under private label or Original Equipment Manufacturers (OEM) brands. UniPixel's brands include Clearly Superior™, Diamond Guard™ and others. For further information, visit www.unipixel.com.

Forward-looking Statements
All statements in this news release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2011. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q and Current Reports on Form 8-K.

Trademarks in this release are the property of their respective owners.

Company Contact:
Jeff Tomz, CFO
UniPixel, Inc.
Tel 281-825-4500

Investor Relations Contact:
Scott Liolios or Ron Both
Liolios Group, Inc.
Tel 949-574-3860
UNXL@liolios.com